SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(AMENDMENT NO. 3)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FINISAR CORPORATION

(Name of Registrant as Specified In Its Charter)

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(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1308 Moffett Park Drive
Sunnyvale, California 94089

March      , 2005

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders on April      , 2005, at 10:00 a.m., local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California 94303.

      The Notice of Annual Meeting of Stockholders and a proxy statement, which describe the formal business to be conducted at the meeting, follow this letter. We urge you to read the proxy statement carefully in its entirety before you vote.

      When we began the preparation of the proxy statement for our annual meeting last summer, we anticipated that one of the matters to be submitted to you for approval was the issuance of common stock to Infineon Technologies AG in connection with the acquisition of the fiber optics business unit of Infineon. We subsequently modified our agreement with Infineon and acquired only certain assets related to the transceiver products of Infineon’s fiber optics business unit. Although the issuance of stock to Infineon for the assets related to the transceiver products did not require stockholder approval, completing the details of the transaction with Infineon delayed the preparation of our proxy statement and the stockholders meeting has been significantly delayed. We hope to return to more conventional timing and disclosure for our 2005 stockholders meeting, which we plan to hold this fall.

      Your vote is very important regardless of the number of shares that you own. You may vote by mailing a completed proxy card, by telephone or over the Internet. Voting by any of these methods will ensure your representation at the meeting. We request that you vote promptly even if you plan to attend the meeting.

      A copy of our Annual Report for the fiscal year ended April 30, 2004 is also enclosed for your information. At the annual meeting we will review our activities over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

Very truly yours,

JERRY S. RAWLS
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April       , 2005

To the Stockholders:

      Please take notice that the annual meeting of stockholders of Finisar Corporation, a Delaware corporation, will be held on April      , 2005, at 10:00 a.m., local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California, for the following purposes:

1. To elect one Class II director to hold office for a three-year term and until his or her successor is elected and qualified;

2. To consider and vote upon an amendment to Finisar’s Certificate of Incorporation to increase the number of authorized shares of Finisar common stock from 500,000,000 to 750,000,000;

3. To consider and vote upon an amendment to the Finisar 1999 Employee Stock Purchase Plan to increase the number of shares of Finisar common stock authorized for issuance under such plan from 3,750,000 shares to 13,750,000 shares, to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the plan from 750,000 shares to 1,000,000 shares and adoption of the International Employee Stock Purchase Plan;

4. To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are described in the attached proxy statement, which is being mailed beginning on or about                     , 2005. Stockholders of record at the close of business on February 22, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement. As of that date, there were 258,771,173 shares of Finisar common stock outstanding. Each share of Finisar common stock is entitled to one vote on each matter properly brought before the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1308 Moffett Park Drive, Sunnyvale, California 94089.

      Your vote is very important, regardless of the number of shares that you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By order of the Board of Directors,

STEPHEN K. WORKMAN
Secretary

Sunnyvale, California

March      , 2005

      IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	This proxy statement is being sent to all stockholders of record as of the close of business on February 22, 2005 for delivery beginning on or about March , 2005, in connection with the solicitation of proxies on behalf of our board of directors for use at our annual meeting of stockholders, which will take place on April , 2005. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our Annual Report for the fiscal year ended April 30, 2004, a proxy card and a return envelope are also enclosed.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be voted on at the annual meeting:

• the election of one Class II director to hold office for a three-year term and until his or her successor is elected and qualified;

• the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 500,000,000 shares to 750,000,000 shares;

• the approval of an amendment to the Finisar 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 3,750,000 shares to 13,750,000 shares, to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the plan from 750,000 shares to 1,000,000 shares and adoption of the International Employee Stock Purchase Plan; and

• the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005.

Q:	How does Finisar’s board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares “FOR” the election of the nominee to the Board of Directors; “FOR” approval of the amendment to the Certificate of Incorporation; “FOR” approval of the amendment to the 1999 Employee Stock Purchase Plan; and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the person receiving the highest number of “FOR” votes will be elected. The proposals regarding the amendment to the 1999 Employee Stock Purchase Plan and the ratification of the independent auditors each require the affirmative “FOR” vote of a majority of those shares present and entitled to vote at the annual meeting. The proposal regarding the amendment to our Certificate of Incorporation requires the affirmative “FOR” vote of a majority of the outstanding shares of Finisar common stock.

Q:	Why is it necessary to amend Finisar’s Certificate of Incorporation?

A:	As of February 22, 2005, Finisar had a total of 241,228,827 authorized but unissued shares of its common stock. Of these shares, 120,897,007 are currently reserved for future issuance under our equity compensation plans and upon conversion of outstanding convertible notes and exercise of outstanding warrants, leaving only 120,331,820 shares of common stock unissued and unreserved. In August 2004, in connection with the acquisition of certain assets of Data Transit Corp., we issued a promissory note which is convertible into shares of common stock based on the market price of our common stock at the time of conversion. If the proposal to increase the shares received for issuance under the 1999

Employee Stock Purchase Plan is approved, approximately 110,331,820 shares of our common stock will remain unissued and unreserved (excluding the shares issuable to Data Transit). In order to ensure that sufficient shares will be available for issuance in connection with potential future equity financing transactions or acquisitions, the proposed increase in the number of shares reserved for issuance under the 1999 Employee Stock Purchase Plan contemplated by Proposal 3, or for other corporate purposes, the board of directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000. If the stockholders approve the proposal to increase the authorized shares of common stock and the proposal to increase the shares reserved for issuance under our 1999 Employee Stock Purchase Plan, we will have a total of approximately 360,331,820 shares of common stock authorized and available for issuance (excluding the shares issuable to Data Transit). Approval of the amendment to the Certificate of Incorporation is not a condition to the approval of any other proposal.

Q:	Why is it necessary to amend the Finisar 1999 Employee Stock Purchase Plan?

A:	As of February 22, 2005, only 149,371 shares remained available under the 1999 Employee Stock Purchase Plan. The board of directors believes that in order to successfully attract and retain the best possible employees, we must continue to offer competitive equity incentive programs. To accommodate the increase in the number of our employees, we believe it is prudent to amend our 1999 Employee Stock Purchase plan to increase the maximum number of shares of common stock that may be issued under the plan. Approval of the amendment to the plan is not a condition to the approval of any other proposal.

Q:	What shares can be voted?

A:	All shares that you own as of the close of business on February 22, 2005 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held as stockholder of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Finisar. As the stockholder of record, you have the right to grant your voting proxy directly to Finisar or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by telephone as described below under “How can I vote my shares without attending the annual meeting?” If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in the section entitled “The Annual Meeting of Finisar Stockholders — Voting of Proxies; Abstentions; and Broker Non-Votes.”

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. You may also be able to direct your vote via the Internet. Please refer to the enclosed materials for details.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by signing and delivering a new proxy card or voting instruction card bearing a later date (which automatically revokes your earlier proxy instructions) or, if you are a stockholder of record, by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	In the election of director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the other proposals. If you fail to respond or if you “ABSTAIN” from the vote on the amendment to the Certificate of Incorporation, it will have the same effect as a vote “AGAINST.” If you “ABSTAIN” from the vote on any of the other proposals, it will have no effect on the outcome of the proposal. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in our Annual Report on Form 10-K for fiscal 2005 (ending April 30, 2005).

WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have any questions about the proposed transaction with Infineon or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Finisar Corporation 1308 Moffett Park Drive Sunnyvale, CA 94089 Attn: Investor Relations (408) 542-5050 Email: Investor.relations@finisar.com	MacKenzie Partners, Inc. 105 Madison Avenue New York, NY 10016 (800) 322-2885 (toll-free) Email: proxy@mackenziepartners.com

THE ANNUAL MEETING OF FINISAR STOCKHOLDERS

General

      We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by the board of directors for use at the annual meeting of stockholders to be held on April      , 2005, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders of Finisar on or about March      , 2005.

Date, Time and Place

      The annual meeting of stockholders will be held on April       , 2005, at 10:00 a.m., local time, at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California 94303.

Matters to be Considered at the Annual Meeting

      At the annual meeting, we are asking holders of our common stock to: (1) elect one Class II director to hold office for a three-year term and until his or her successor is elected and qualified, (2) approve an amendment to our Certificate of Incorporation, (3) approve an amendment to the Finisar 1999 Employee Stock Purchase Plan and the adoption of an International Employee Stock Purchase Plan and (4) ratify the appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2005.

Record Date

      We have fixed the close of business on February 22, 2005 as the record date for determination of stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

      As of the close of business on February 22, 2005, there were 258,771,173 shares of Finisar common stock outstanding and entitled to vote. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the annual meeting if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against, abstentions and “broker non-votes” will each count as being present to establish a quorum. A “broker non-vote” occurs when a broker is not permitted to vote because the broker does not have instructions from the beneficial owner of the shares.

      The approval of the amendment to the Finisar 1999 Employee Stock Purchase Plan and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005 each require the affirmative vote of holders of shares representing a majority of the shares of Finisar common stock represented in person or by proxy and entitled to vote at the annual meeting. For the election of directors, the person receiving the highest number of votes will be elected. The affirmative vote of the holders of a majority of the shares of Finisar common stock issued and outstanding as of the record date is required to approve the proposal to amend our Certificate of Incorporation.

Voting of Proxies; Abstentions; and Broker Non-Votes

      All shares of Finisar common stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” the election of management’s nominee for membership on our board of directors and “FOR” the other proposals discussed in this proxy statement. You are urged to mark the box on the card to indicate how to vote your shares.

      If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank will not be permitted to vote your shares with respect to any of the proposals unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals. Your broker or bank will vote your shares on those proposals only if you provide instructions on how to vote by following the information provided to you by your broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

      A properly executed proxy marked abstain, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the stockholders’ meeting, will not be voted. Accordingly, because the affirmative vote of holders of a majority of the shares of Finisar common stock issued and outstanding as of the record date is required for approval of the amendment of our Certificate of Incorporation, a proxy marked abstain, as well as a failure to vote or a broker non-vote, will have the effect of a vote against that proposal at the annual meeting.

      A stockholder may revoke his or her proxy at any time before it is voted by:

•	notifying in writing the Secretary of Finisar at 1308 Moffet Park Drive, Sunnyvale, California 94089, that you wish to revoke your proxy;

•	granting a subsequently dated proxy; or

•	appearing in person and voting at the annual meeting if you are a holder of record.

      Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

Voting By Telephone or Via the Internet

      If you hold your shares directly registered in your name with American Stock Transfer & Trust Company, you may vote by telephone or via the Internet. To vote by telephone, call 1-800-PROXIES. Instructions for voting via the Internet are set forth on the enclosed proxy card if you hold your shares directly registered in your name with American Stock Transfer & Trust Company. Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

      Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on April       , 2005. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Solicitation of Proxies

      Finisar will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

      We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners approximately $12,500 for its services, in addition to reimbursement for its out-of-pocket expenses.

PROPOSAL 1:

ELECTION OF DIRECTOR

General

      Our board of directors is currently composed of five directors. Our Certificate of Incorporation provides that the terms of office of the members of the board of directors will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2006, Class II, whose term will expire at this annual meeting of stockholders, and Class III, whose term will expire at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Nominee and Directors

      The following table sets forth for our current directors, including the nominee for the Class II director to be elected at this meeting, information concerning their age and background as of January 31, 2005.

			Director
Name	Position With Finisar	Age	Since

Class II director nominated for election at this Meeting:
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	51	1988
Class III directors whose terms expire at the 2005 Annual Meeting of Stockholders:
Michael C. Child	Director	49	1998
Jerry S. Rawls	Director, President and Chief Executive Officer	60	1989
Class I directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Roger C. Ferguson	Director	62	1999
Larry D. Mitchell	Director	61	1999

Nominee for Election for a Three Year Term expiring at the 2007 Annual Meeting of Stockholders

      Frank H. Levinson founded Finisar in April 1987 and has served as a member of our board of directors since February 1988 and as our Chairman of the Board and Chief Technical Officer since August 1999. Dr. Levinson also served as our Chief Executive Officer from February 1988 to August 1999. From September 1980 to December 1983, Dr. Levinson was a member of Technical Staff at AT&T Bell Laboratories. From January 1984 to July 1984, he was a Member of Technical Staff at Bellcore, a provider of services and products to the communications industry. From April 1985 to December 1985, Dr. Levinson was the principal optical scientist at Raychem Corporation, and from January 1986 to February 1988, he was Optical Department Manager at Raynet, Inc., a fiber optic systems company. Dr. Levinson serves as a director of Fabrinet, Inc., a privately held contract manufacturing company. Dr. Levinson holds a B.S. in Mathematics/ Physics from Butler University and an M.S. and Ph.D. in Astronomy from the University of Virginia.

     Directors Continuing in Office until the 2005 Annual Meeting of Stockholders

      Michael C. Child has been a member of our board of directors since November 1998. Mr. Child has been employed by TA Associates, Inc., a venture capital investment firm, since July 1982 where he currently serves as a Managing Director. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

      Jerry S. Rawls has served as a member of our board of directors since March 1989 and as our Chief Executive Officer since August 1999. Mr. Rawls has also served as our President since April 2003 and previously held that title from April 1989 to September 2002. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.

Directors Continuing in Office until the 2006 Annual Meeting of Stockholders

      Roger C. Ferguson has been a member of our board of directors since August 1999. From June 1999 to December 2001, Mr. Ferguson served as Chief Executive Officer of Semio Corp., an early stage software company. Mr. Ferguson has served as a principal in VenCraft, LLC, a venture capital partnership, since July 1997. From August 1993 to July 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer for Network General Inc., a network analysis company. Mr. Ferguson also serves as the Chairman of the Board of Directors of Semio Corp. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth.

      Larry D. Mitchell has been a member of our board of directors since October 1999. Mr. Mitchell has been retired since October 1997. From October 1994 to October 1997, he served as a site General Manager in Roseville, California for Hewlett-Packard. Mr. Mitchell also serves on the Board of Directors of Placer Sierra Bancshares and its wholly-owned subsidiary, Placer Sierra Bank. Mr. Mitchell holds a B.A. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Independence of Directors

      Our board has determined that, except for Mr. Rawls, our President and Chief Executive Officer, and Mr. Levinson, our Chairman and Chief Technical Officer, each of the current members of our board of directors is “independent” in accordance with the applicable listing standards of Nasdaq as currently in effect.

Meetings of the Board of Directors

      During the fiscal year ended April 30, 2004, our board of directors held 16 meetings. During that period, the Audit Committee of the board held ten meetings, and the Compensation Committee of the board held three meetings. No director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

Corporate Governance and Board Committees

      Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which Finisar does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at http://investor.finisar.com/corpgov.cfm. Any substantive amendment or waiver of the Code may be made only by the board of directors upon a recommendation of the Audit Committee, and will be disclosed on our website. In addition, disclosure of any waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the SEC.

      The board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at http://investor.finisar.com/corpgov.cfm. The charter for the Audit Committee is attached to this proxy statement as Appendix C.

      The members of the Audit Committee during fiscal 2004 were Messrs. Child, Ferguson and Mitchell. The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information and our compliance with legal and regulatory requirements; appointing and evaluating our independent auditors, including reviewing their independence, qualifications and performance and reviewing and approving the terms of their engagement for audit services and non-audit services; and establishing and observing complaint procedures regarding accounting, internal auditing controls and auditing matters. Our board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. The board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and SEC rules and that at least one member of the Audit Committee, Mr. Ferguson, is qualified as an “audit committee financial expert” as defined by the SEC. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

      The members of the Compensation Committee during fiscal 2004 were Messrs. Child and Ferguson. In June 2004, Mr. Mitchell was elected as an additional member of the Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq rules. For additional information about the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Executive Compensation and Other Matters” below.

      The Nominating and Corporate Governance Committee was established in June 2004. The members of the Nominating and Corporate Governance Committee are Messrs. Child, Ferguson and Mitchell. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the Nasdaq rules. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the board of directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the board of directors and oversees the regular evaluation of our directors and management.

Director Nominations

      Nominations of candidates for election as directors may be made by the board of directors or by stockholders. The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors.

      When considering the nomination of directors for election at an annual meeting, the Nominating and Corporate Governance Committee reviews the needs of the board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Corporate Governance Committee considers the perceived needs of the board of directors, the candidate’s relevant background, experience and skills and expected contributions to the board of directors. The Nominating and Corporate Governance Committee also seeks appropriate input from the Chief Executive Officer in assessing the needs of the board of directors for relevant background, experience and skills of its members.

      The Nominating and Corporate Governance Committee’s goal is to assemble a board of directors that brings to Finisar a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to Finisar’s global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all board and committee responsibilities that will be expected of them. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Corporate Governance Committee believes that it is preferable that a majority of the board of directors meet the definition of “independent director” set forth in Nasdaq and SEC rules. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management, including the Chief Executive Officer, to serve on the board of directors.

      The Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Corporate Governance Committee believes that the board of directors requires additional candidates for nomination, the Nominating and Corporate

Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

      The Nominating and Corporate Governance Committee will also consider candidates for directors recommenced by a stockholder, provided that any such recommendation is sent in writing to the board of directors, c/o Corporate Secretary, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email address: corporate.secretary@finisar.com, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

      The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

      In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of the stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Communications by Stockholders with Directors

      Stockholders may communicate with the board of directors, or any individual director, by transmitting correspondence by mail, facsimile or email, addressed as follows: Board of Directors or individual director, c/o Corporate Secretary, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email Address: corporate.secretary@finisar.com. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the board of directors or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

      We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. Three directors attended the Company’s 2003 annual meeting of stockholders.

Vote Required and Recommendation of the Finisar Board of Directors

      The term of the Class II director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as a Class II member of the board of directors at the meeting. Management’s nominee for election by the stockholders is the current Class II member of the board of directors: Frank H. Levinson. Please see “Nominee and Directors” above for information concerning the nominee. If elected, the nominee will serve as a director until our annual meeting of stockholders in 2007 and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate. The proxies cannot be voted for more than one person.

      If a quorum is present and voting, the nominee for Class II director receiving the highest number of votes will be elected as a Class II director. Abstentions and broker non-votes have no effect on the vote.

      The Board of Directors recommends a vote “FOR” the nominee named above.

PROPOSAL 2:

APPROVAL OF AMENDMENT TO FINISAR’S CERTIFICATE OF INCORPORATION

Background

      Under Delaware law, we may only issue shares of our common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 500,000,000 shares of our common stock. As of February 22, 2005, 258,771,173 shares of common stock were issued and outstanding, an aggregate of 58,647,060 unissued shares were reserved for issuance upon conversion of our outstanding 5 1/4% convertible subordinated notes due 2008 and our 2 1/2% convertible subordinated notes due 2010, 61,285,830 unissued shares were reserved for issuance under our equity compensation plans, and 964,117 unissued shares were reserved for issuance upon the exercise of outstanding warrants, leaving 120,331,820 shares of common stock unissued and unreserved. In August 2004 in connection with the acquisition of certain assets of Data Transit Corp., we issued a promissory note which is convertible into shares of our common stock based on the market price of our common stock at the time of conversion. If the stockholders approve Proposal 3 regarding the amendment to the 1999 Employee Stock Purchase Plan, an aggregate of 10,000,000 additional shares of common stock will be reserved for issuance under this plan, leaving only 110,331,820 shares of common stock unissued and unreserved (excluding the shares issuable to Data Transit). In order to ensure sufficient shares of common stock will be available for issuance by Finisar, including in connection with potential future equity financings or acquisitions, the proposed increase in the number of shares reserved for issuance under the 1999 Employee Stock Purchase Plan contemplated by Proposal 3, or for other corporate purposes, the board of directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 500,000,000 to 750,000,000. If the stockholders approve the proposal to increase the number of authorized shares of common stock and the proposal to increase the shares reserved for issuance under the 1999 Employee Stock Purchase Plan, we will have a total of approximately 360,331,820 shares of common stock authorized and available for issuance (excluding the shares issuable to Data Transit).

Purpose and Effect of the Amendment

      The purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common stock which will be available for future issuance in the event the board of directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to declare stock dividends, to provide equity incentives to employees or officers, or to issue or reserve shares of common stock for other corporate purposes. The availability of additional shares of common stock would be particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock, where such approval might not otherwise be required. If the amendment is approved by the stockholders, the board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. The board of directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

      The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. However, the board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law and the rules of Nasdaq. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the board of directors has no plans to grant such rights with respect to any such shares.

      If the proposed amendment is approved by the stockholders, Article Fourth of our Certificate of Incorporation will be amended to read as follows:

“A. Capitalization. The total number of shares of all classes of stock which the Corporation will have authority to issue is seven hundred fifty-five million (755,000,000), consisting of

1. Five million (5,000,000) shares of Preferred Stock, par value one-tenth of one cent ($0.001) per share (the “Preferred Stock”); and

2. Seven hundred fifty million (750,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”).”

      The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Finisar without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Finisar more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Finisar.

      The board of directors is not currently aware of any attempt to take over or acquire Finisar. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management. We do not have any plans to implement additional measures, other than those described below, having anti-takeover effects.

Anti-takeover Provisions

Delaware Law

      Finisar is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for a period of three years, unless:

•	prior to the time that a stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that a stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person.

Certificate of Incorporation and Bylaw Provisions

      Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Finisar.

These provisions could cause the value of the notes and the price of our common stock to decrease. Some of these provisions allow us to issue preferred stock without any vote or further action by the stockholders, eliminate the right of stockholders to act by written consent without a meeting and eliminate cumulative voting in the election of directors. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Finisar.

      Our certificate of incorporation provides that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the board of directors, because the classification of the board of directors generally increases the difficulty of replacing a majority of the directors.

Stockholder Rights Plan

      In September 2002, our board of directors adopted a stockholder rights plan under which our stockholders received one share purchase right for each share of our common stock held by them. The rights are not currently exercisable or tradable separately from our common stock and are currently evidenced by the common stock certificates. The rights expire on September 24, 2012 unless earlier redeemed or exchanged by us. Subject to exceptions, the rights will separate from our common stock and become exercisable when a person or group (other than certain exempt persons) acquires, or announces its intention to commence a tender or exchange offer upon completion of which such person or group would acquire, 20% or more of our common stock without prior board approval. Should such an event occur, then, unless the rights are redeemed or exchanged or have expired, Finisar stockholders, other than the acquiror, will be entitled to purchase shares of our common stock at a 50% discount from its then-Current Market Price (as defined) or, in the case of certain business combinations, purchase the common stock of the acquiror at a 50% discount.

Vote Required and Recommendation of the Finisar Board of Directors

      Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

      The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. However, if this proposal is not approved, we will have a limited number of unissued and unreserved shares available for issuance.

      The board of directors unanimously recommends that the stockholders vote “FOR” approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000 shares.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO THE FINISAR

1999 EMPLOYEE STOCK PURCHASE PLAN AND ADOPTION
OF THE INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

General

      At the annual meeting, the stockholders will be asked to approve an amendment to the Finisar 1999 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of common stock reserved for issuance under the Purchase Plan from 3,750,000 shares to 13,750,000 shares and to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the Purchase Plan from 750,000 to 1,000,000 shares.

      The purpose of the amendment is to ensure that we will continue to have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of the Company and any participating parent or subsidiary companies (whether now existing or subsequently established) with the opportunity to purchase shares of our common stock at semi-annual intervals through their accumulated periodic payroll deductions.

      We have also adopted a parallel International Employee Stock Purchase Plan (the “International Plan”) to facilitate the participation of our employees in foreign countries and assure compliance with the applicable laws and regulations of those foreign jurisdictions. The proposed amendment to the Purchase Plan and the International Plan were adopted by our board of directors in July 2004 and will become effective upon stockholder approval at the annual meeting.

      The following is a summary of the principal features of the Purchase Plan as modified by the proposed amendment. The terms of the International Plan are generally similar to the terms of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to our Corporate Secretary at our principal executive offices at 1308 Moffet Park Drive, Sunnyvale, California 94089.

Administration

      The Purchase Plan is administered either by our board of directors or by a committee of one or more board members appointed by the board. Any such appointed committee may have administrative authority as to the entire Purchase Plan or to any specified provisions delegated to it by the board. The term “plan administrator,” as used in this summary, will mean either our board of directors or such board committee, to the extent each such entity is acting within the scope of its administrative authority under the Purchase Plan.

Securities Subject to the Purchase Plan

      The maximum number of shares of common stock reserved for issuance over the term of the Purchase Plan is currently limited to 3,750,000 shares (excluding the 10,000,000 share increase which is the subject of this proposal). At the present time, 149,371 shares of our common stock remain available for future issuance. On the first day of May in each subsequent calendar year, beginning in calendar year 2005 and continuing through the 2010 calendar year, the share reserve will automatically increase by 750,000 shares of our common stock. This reserve is not expected to be sufficient to enable our employees to purchase the maximum number of shares that they would be eligible to purchase under the Purchase Plan, since more than 900,000 shares of common stock have been purchased in each of the last two fiscal years.

      Subject to stockholder approval of this proposal, on the first day of May in each subsequent calendar year, beginning with calendar year 2005 and continuing through the 2010 calendar year, the share reserve will automatically increase by 1,000,000 shares of our common stock. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market. The reserved shares will also be used to fund stock purchases under the International Plan, and any shares issued under the International Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the Purchase Plan.

      In the event that any change is made to our outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the number and class of securities by which the share reserve is to increase automatically each calendar year, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

      Shares of our common stock will be offered under the Purchase Plan through a series of offering periods. No offering period may have a duration in excess of 27 months. Currently, there are two separate offering periods each year. The first offering period is of approximately 12 months duration and in general runs from December 16 to December 15 in the succeeding year. The second offering period is of approximately six months duration and in general runs from June 16 to December 15 each year. The 12-month offering period is comprised of two six-month purchase intervals. The first purchase interval will generally run from December 16 to June 15 in the succeeding year and the second interval will generally run from June 16 to December 15 each year. The six-month offering period which begins on or about June 16 each year will consist of a single six-month purchase interval coterminous with its six-month duration. The plan administrator may, however, establish a different duration for one or more offering periods or the purchase intervals within those periods or different beginning or ending dates for such offering periods or purchase intervals.

      At the time a participant joins an offering period, he or she will be granted a purchase right to acquire shares of our common stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of common stock at the end of that purchase interval, subject to certain limitations.

Eligibility and Participation

      Any individual who is employed, whether in the United States or in any of our foreign locations, on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan. To the extent required by local law, foreign employees who are expected to work for less than 20 hours per week or less than five months per calendar year will be allowed to participate in the International Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date.

      As of January 31, 2005, approximately 2,600 employees, including six executive officers, were eligible to participate in the Purchase Plan and the International Plan.

Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 20%) of his or her cash earnings to be applied to the acquisition of common stock semi-annually at the end of each purchase interval. Accordingly, on each semi-annual purchase date (generally June 15 and December 15 each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The plan administrator will have the discretionary authority to change the percentage contribution rates in effect for one or more subsequent offering periods. To the extent payroll deductions are prohibited under local law, participants in the International Plan may be permitted to pay for the shares by check or through other approved methods at the end of the purchase interval.

      Payroll deductions made in currency other than U.S. dollars will be converted into such dollars on the date or dates and at the exchange rate determined by the plan administrator prior to the start of the offering period in which those deductions are made.

Purchase Price

      Unless such percentage is otherwise increased by the plan administrator prior to the commencement of an offering period, the purchase price of the common stock acquired on each semi-annual purchase date within that offering period will be equal to 85% of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value on the semi-annual purchase date.

      The fair market value per share of our common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on Nasdaq. On February 28, 2005, the fair market value of our common stock determined on such basis was $1.49 per share.

Special Limitations

      The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	Purchase rights granted to a participant at the beginning of a 12-month offering period may not permit a participant to purchase more than that number of whole shares of our common stock determined by dividing $25,000 by the fair market value per share of our common stock on the start date of the offering period.

•	Purchase rights granted to a participant at the beginning of a six-month offering period may not permit a participant to purchase more than that number of whole shares of our common stock determined by dividing $12,500 by the fair market value of a share of our common stock on the start date of the offering period.

      The plan administrator may make appropriate adjustments to the number of shares purchasable per participant in an offering period in the event that offering period is of a longer or shorter duration than those indicated above.

Termination of Purchase Rights

      A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will be refunded as soon as practicable after the withdrawal. In such event, the individual may not rejoin the Purchase Plan until the start of a new offering period.

      A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which a participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

      No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

      No purchase rights will be assignable or transferable by a participant, and the purchase rights will be exercisable only by the participant.

Change in Control

      If Finisar is acquired by a merger or a sale of all or substantially all of its assets or securities possessing more than 50% of the total combined voting power of its outstanding securities, then the successor entity (or its parent corporation) may assume Finisar’s obligations under the Purchase Plan and the outstanding purchase rights. In the event of such assumption, each purchase right will be appropriately adjusted to preclude any dilution or enlargement of benefits thereunder, and the accumulated payroll deductions will automatically be applied to the purchase of shares of common stock (or such other securities as may then be subject to the purchase rights) on the next scheduled purchase date.

      If the outstanding purchase rights are not assumed, we will accelerate the next purchase date in each of the then current offering periods to a date before the closing date on which Finisar is to be acquired, and the accumulated payroll deductions will automatically be applied to the purchase of shares of our common stock. The purchase price will be equal to 85% (or any higher percentage in effect for those offering periods) of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per share of common stock on the date the shares are purchased.

Share Pro-Ration

      Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

      Our board of directors may amend or terminate the Purchase Plan at any time. However, no amendment may adversely affect outstanding purchase rights, except to the extent necessary to qualify the Purchase Plan as an “employee stock purchase plan” pursuant to Section 423 of the Internal Revenue Code or to effect any required qualification or registration of the shares offered under the Purchase Plan pursuant to applicable federal, state or foreign securities laws. In addition, the board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan (except permissible adjustments in the event of changes to our capitalization) or (ii) change the entities that may be designated by the board as participating corporations.

      The Purchase Plan may also be amended or terminated immediately upon action by our board of directors should the financial accounting rules currently applicable to employee stock purchase plans such as the Purchase Plan be subsequently revised so as to require us to recognize compensation cost in connection with the shares offered for purchase under the Purchase Plan.

New Plan Benefits

      No purchase rights will be granted, and no shares of our common stock will be issued under the Purchase Plan, on the basis of the share increase which is the subject of this proposal, unless such increase is approved by the stockholders at the annual meeting.

Prior Purchases

      The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Purchase Plan during the fiscal year ended April 30, 2004, together with the weighted average purchase price paid per share.

	Number of Purchased	Weighted Average
Name and Position	Shares	Purchase Price

Jerry S. Rawls	0	—
President and Chief Executive Officer
Kevin Cornell	0	—
Senior Vice President and General Manager, Network Tools Division
Fariba Danesh	0	—
Senior Vice President and Chief Operating Officer
Frank H. Levinson	0	—
Chairman of the Board and Chief Technical Officer
Stephen K. Workman	0	—
Senior Vice President, Finance, Chief Financial Officer and Secretary
All current executive officers as a group (7 persons)	0	—
All employees, including current officers who are not executive officers, as a group	1,251,492	$1.14

      To date, 3,600,629 shares of our common stock have been issued under the Purchase Plan, and 149,371 shares (excluding the 10,000,000 share increase which is the subject to this proposal) remain available for future purchase.

Summary of U.S. Federal Income Tax Consequences

      The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event a participant should die while still owning the purchased shares.

      If a participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

      If a participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

      If a participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Non-U.S. Income Tax Consequences

      The income taxation consequences to participants and to us (or our foreign subsidiaries) with respect to participation in the International Plan may vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may in some cases be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided the subsidiary reimburses us for the cost benefit conferred under the International Plan.

Accounting Treatment

      Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the Purchase Plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the Purchase Plan would have upon our reported earnings were the value of those purchase rights treated as compensation expense.

      On March 31, 2004, the Financial Accounting Standards Board (“FASB”) issued an exposure draft of its Proposed Statement of Financial Accounting Standards for Share-Based Payments (the “Exposure Draft”) which, if approved by FASB without change, will substantially change the accounting treatment for the Purchase Plan beginning in calendar year 2005. Pursuant to the Exposure Draft, the fair value of each purchase right which is granted or vests under the Purchase Plan on or after January 1, 2005 will be charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The fair value of each purchase right will be determined as of its grant date.

Vote Required and Recommendation of the Finisar Board of Directors

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote this proposal is required for approval of the amendment to the Purchase Plan and the adoption of the International Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will have no effect on the outcome of this vote.

      The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. Should stockholder approval not be obtained, then the proposed increase of 10,000,000 shares to the number of shares reserved for issuance under the Purchase Plan will not be implemented, no purchase rights will be granted on the basis of such increase, the annual increase in the share reserve will be limited to 750,000 shares and the International Plan will not be implemented. However, the Purchase Plan as in effect prior to the share increase which is the subject of this Proposal will continue to remain in effect, and stock purchases will continue to be made pursuant to the provisions of the Purchase Plan until the Purchase Plan terminates or the available reserve of 149,371 shares is exhausted.

      The board believes that it is in our best interests to continue providing our employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plan and thereby encourage them to remain in our employ and more closely align their interests with those of our stockholders. Therefore, the board unanimously recommends a vote “FOR” approval of the amendment to the Purchase Plan.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of Finisar’s board of directors has selected Ernst & Young LLP to serve as independent auditors to audit the consolidated financial statements of Finisar for the fiscal year ending April 30, 2005. Ernst & Young LLP has acted in such capacity since its appointment in fiscal 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to Finisar for the fiscal years ended April 30, 2004 and April 30, 2003 by Finisar’s principal accounting firm, Ernst & Young LLP:

	Year Ended	Year Ended
	April 30, 2004	April 30, 2003

Audit fees(1)	$1,094,545	$887,000
Audit-related fees(2)	146,744	123,000
Tax fees(3)	193,446	83,000
All other fees(4)	32,210	—

Total Fees	$1,466,945	$1,093,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of Finisar’s consolidated annual financial statements and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to field verification of royalties from licensees, employee benefit plan audits and, in fiscal 2004, consultations in connection with acquisitions, including the pending acquisition of the Infineon Fiber Optics Business, and consultations concerning financial reporting.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services described above. In fiscal 2004, this category included fees related to the closure of a subsidiary and expatriate advisory services. There were no such fees in fiscal 2003.

      The Audit Committee has determined that all services performed by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Recommendation of the Finisar Board of Directors

      The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

      The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. If the stockholders do not approve the ratification of the appointment of Ernst & Young LLP as our auditors, the Audit Committee will re-consider its selection.

      The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP

BY MANAGEMENT

      The following table sets forth information known to us regarding the beneficial ownership of our common stock as of February 22, 2005 by:

•	each stockholder who is known by us to beneficially own more than 5% of our common stock;

•	each of our executive officers listed on the Summary Compensation Table under “Executive Compensation and Related Matters” below:

•	each of our directors; and

•	all of our executive officers and directors as a group:

	Shares of Common Stock
	Beneficially Owned(1)

Name of Beneficial Owner(1)	Number	Percentage

5% Stockholders
Infineon Technologies AG(2)	34,000,000	13.14%
St. Martin Strasse 53
D-81541 Munich
Federal Republic of Germany
FMR Corp.(3)	22,488,192	8.69
82 Devonshire Street
Boston, MA 02109
Pioneer Global Asset Management S.p.A.(4)	22,455,884	8.68
Galleria San Carlo 6
20122 Milan, Italy
Sand Hill Advisors, Inc.	15,383,706	5.95
245 Lytton Avenue Palo Alto, CA 94301
Executive Officers and Directors:
Frank H. Levinson(5)	28,561,319	11.02
Jerry S. Rawls(6)	6,148,604	2.37
Stephen K. Workman(7)	749,082	*
Kevin Cornell(8)	160,000	*
Fariba Danesh(9)	0	*
Larry D. Mitchell(10)	130,500	*
Roger C. Ferguson(11)	108,000	*
Michael C. Child(12)	55,836	*
All executive officers and directors as a group (12 persons)(13)	36,096,341	13.87%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is: c/o Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following February 22, 2005 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 258,771,173 shares of common stock outstanding as of February 22, 2005 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following February 22, 2005. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.

(2)	Based on information contained in a Schedule 13G/ A dated February 4, 2005, filed with the Securities and Exchange Commission.

(3)	Based on information contained in a Schedule 13G dated February 14, 2005, filed with the Securities and Exchange Commission. Includes 21,629,792 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as investment adviser to various investment companies and 858,400 shares beneficially owned by Fidelity Management Trust Company as a result of serving as investment manager of its institutional account(s). The number of shares of Finisar common stock owned by the investment companies at December 31, 2004 included 1,213,268 shares of common stock resulting from the assumed conversion of $6,703,000 principal amount of Finisar’s 5.25% Convertible Subordinated Notes Due 2008. Fidelity and Fidelity Management Trust Company are both wholly-owned subsidiaries of FMR Corp. Fidelity is registered under Section 203 of the Investment Advisers Act of 1940 as an investment advisor to various investment companies. Fidelity Management Trust Company is a bank as defined in Section 3(a)(6) of the Securities Exchange Act and serves as investment manager of institutional account(s). Edward C. Johnson 3rd, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 21,629,792 shares owned by the funds. Neither FMR Corp. nor Mr. Johnson 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Mr. Johnson 3rd and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over and sole power to vote or to direct the voting of 858,400 shares owned by the institutional accounts reported above. Members of the Edward C. Johnson 3rd family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3rd owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3rd is the Chairman and Ms. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The address of FMR Corp., Fidelity, Fidelity Management Trust Company, Edward C. Johnson 3rd and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Based on information contained in a Schedule 13G dated February 10, 2005, filed with the Securities and Exchange Commission.

(5)	Based on information contained in a Schedule 13G/A dated February 23, 2005, filed with the Securities and Exchange Commission. Includes 21,636,319 shares held by the Frank H. Levinson Revocable Living Trust and 6,485,000 shares held by Seti Trading Co., Inc., (“Seti”), a company owned 50% by the Frank H. Levinson Revocable Living Trust and 50% by the Wynette M. LaBrosse Trust, for which Mr. Levinson’s ex-wife serves as sole trustee. Includes 440,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005. Mr. Levinson is the sole trustee of the Frank H. Levinson Revocable Living Trust and exercises sole voting and dispositive power over the shares held by the trust. Mr. Levinson and Wynnette M. LaBrosse are the sole directors of Seti and, consequently, the affirmative vote or consent of each of Mr. Levinson and Ms. LaBrosse is required for any sale or other disposition of the shares held by Seti. However, pursuant to a shareholders’ agreement, each of Mr. Levinson and Ms. LaBrosse maintain the right to direct Seti to vote 50% of the shares held by Seti in accordance with written instructions from Mr. Levinson or Ms. LaBrosse. Accordingly, each of Mr. Levinson and Ms. LaBrosse share dispositive power with respect to all 6,485,000 shares held by Seti and sole voting power with respect to 3,242,500 shares held by Seti. Ms. LaBrosse is the sole trustee of the Wynnette M. LaBrosse Trust and exercises sole voting and dispositive power over 6,211,860 shares held by the trust. Mr. Levinson and Ms. LaBrosse disclaim the existence of a group under Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, with respect to the shares held by Seti.

(6)	Includes 2,832,401 shares held by The Rawls Family, L.P. Mr. Rawls is the president of the Rawls Management Corporation, the general partner of The Rawls Family, L.P. Includes 440,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

(7)	Includes 207,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

(8)	Includes 160,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

(9)	Ms. Danesh resigned from Finisar in September 2004.

(10)	Includes 98,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

(11)	Includes 8,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

(12)	Includes 8,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

(13)	Includes 1,541,000 shares issuable upon exercise of options exercisable within 60 days following February 22, 2005.

EXECUTIVE OFFICERS

      This section sets forth a list of our current executive officers and information concerning their age and background as of January 31, 2005.

Name	Position With Finisar	Age

Jerry S. Rawls	President and Chief Executive Officer	60
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	51
David Buse	Senior Vice President, Sales and Marketing	54
Kevin Cornell	Senior Vice President & General Manager, Network Tools Division	53
Anders Olsson	Senior Vice President, Engineering	52
Stephen K. Workman	Senior Vice President, Chief Financial Officer & Secretary	54
Joseph A. Young	Senior Vice President, Operations	47

      Information concerning Messrs. Rawls and Levinson is set forth under “Nominee and Directors” above.

      David Buse joined Finisar in December 2003 as our Senior Vice President, Sales and Marketing. From May 2002 to September 2003, Mr. Buse was employed as Vice President of Worldwide Sales and Marketing of Silicon Bandwidth, an interconnect technology company. Prior thereto, he spent over 20 years at Raychem/ Tyco in various positions, most recently serving as Americas National Sales Manager. Mr. Buse holds a B.S. in Engineering Management from the United States Air Force Academy and an M.B.A. from UCLA.

      Kevin Cornell has served as our Senior Vice President and General Manager, Network Tools Division since July 2003. Before joining Finisar in January 2003, Mr. Cornell was employed by Borland Software Corporation, a software developer, as Vice President and General Manager for the Americas region from January 1999 to October 2002. From January 1997 to April 1999, he served as Country Manager for the Full Time Software (Qualix Group) Company, a software developer. Mr. Cornell holds a B.S. in Business from Ryerson University of Toronto, Canada.

      Anders Olsson joined Finisar in January 2004 as our Senior Vice President, Engineering. From April 2003 to December 2003, Dr. Olsson was President and Chief Executive Officer of Photon-X Inc., a optical sensing company. From April 2000 to April 2003, Dr. Olsson was the Chief Operating Officer and Chief Technical Officer of CENiX Inc, a high-speed integrated subsystems company for data-com and telecom markets. Before co-founding CENiX, Dr. Olsson held a number of positions at Bell Laboratories, Lucent Network Systems, and Lucent Microelectronics; the first in basic research and the last as Optoelectronics General Manager and Vice President. Dr. Olsson holds an M.S. in Engineering from Chalmers University of Technology of Gothenburg, Sweden, and a Ph.D. in Electrical Engineering from Cornell University.

      Stephen K. Workman has served as our Senior Vice President, Finance and Chief Financial Officer since March 1999 and as our Secretary since August 1999. From November 1989 to March 1999, Mr. Workman served as Chief Financial Officer at Ortel Corporation. Mr. Workman holds a B.S. in Engineering Science and an M.S. in Industrial Administration from Purdue University.

      Joseph A. Young has served as our Senior Vice President, Operations since October 2004. Prior to joining the Company, Mr. Young served as Director of Enterprise Products, Optical Platform Division of Intel Corporation from May 2001 to October 2004. Mr. Young served as Vice President of Operations of LightLogic, Inc. from September 2000 to May 2001, when it was acquired by Intel, and as Vice President of Operations of Lexar Media, Inc. from December 1999 to September 2000. Mr. Young was employed from March 1983 to December 1999 by Tyco/ Raychem, where he served in various positions, including his last position as Director of Worldwide Operations for the OEM Electronics Division of Raychem Corporation.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Executive Compensation

Summary Compensation Information

      The following table sets forth information concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, as of April 30, 2004, during the fiscal years ended April 30, 2004, 2003 and 2002.

Summary Compensation Table

						Long Term
						Compensation
						Awards
		Annual Compensation
						Securities
					Other Annual	Underlying		All Other
Name and Principal Position	Year	Salary	Bonus		Compensation	Options		Compensation

Jerry S. Rawls	2004	$202,500	—		$6,075	200,000	(1)
President and Chief	2003	218,077	—		5,340	1,000,000	(1)	—
Executive Officer	2002	225,000	—		4,805	—		—
Fariba Danesh(2)	2004	301,346			7,534	750,000	(1)
Senior Vice President and	2003	20,827	100,000	(3)	274	750,000	(1)	—
Chief Operating Officer	2002	—	—		—	—
Kevin Cornell(4)	2004	217,854	—		500	—		—
Senior Vice President and	2003	40,312	44,727	(3)	—	400,000	(1)
General Manager — Network	2002	—	—		—	—		—
Tools Division
Frank H. Levinson(5)	2004	202,500	—		8,253	200,000	(1)
Chief Technical Officer	2003	72,349	—		13,253	1,000,000	(1)
	2002	22,551	—		608	—
Stephen K. Workman	2004	185,385			2,031	440,000	(1)
Senior Vice President,	2003	193,846	—		1,685	—		—
Finance, Chief Financial	2002	200,000	—		1,846	—		—
Officer and Secretary

(1)	Option vests at the rate of 20% per year over a period of five years.

(2)	Ms. Danesh became Senior Vice President and Chief Operating Officer in April 2003. Ms. Danesh resigned from Finisar in September 2004.

(3)	Signing bonus.

(4)	Mr. Cornell became Senior Vice President and General Manager, Network Tools Division, in July 2003.

(5)	Mr. Levinson voluntarily agreed to forego the payment of salary during portions of fiscal 2002 and 2003.

Stock Options Granted in Fiscal 2004

      The following table sets forth information regarding grants of stock options to the executive officers named in the Summary Compensation Table above during the fiscal year ended April 30, 2004. All of these options were granted under our 1999 Stock Option Plan. The percentage of total options set forth below is based on an aggregate of 25,028,803 options granted during the fiscal year. All options were granted at the fair market value of our common stock, as determined by the board of directors on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Finisar’s estimate or projection of the future common stock price.

Options Granted in Fiscal Year Ended April 30, 2004

	Individual Grants
						Potential Realizable
		% of Total				Value at Assumed
	Number of	Options			Deemed	Annual Rates of Stock
	Securities	Granted to			Value Per	Price Appreciation for
	Underlying	Employees	Exercise		Share at	Option Term
	Options	in Fiscal	Price	Expiration	Date of
Name	Granted(1)	Year	($/Share)	Date	Grant	5%	10%

Jerry S. Rawls	200,000	0.81	$1.95	8/27/13	$1.95	$245,268	$621,559
Fariba Danesh	100,000	0.41	1.95	8/27/13	1.95	122,634	310,779
	650,000	2.64	2.18	9/5/13	2.18	891,143	3,258,333

Kevin Cornell	—	—	—	—	—	—	—
Frank H. Levinson	200,000	0.81	1.95	8/27/13	1.95	245,268	621,559
Stephen K. Workman	365,000	1.48	1.80	6/19/13	1.80	413,183	1,047,088
	75,000	0.30	1.95	8/27/13	1.95	91,975	233,084

(1)	These options vest at the rate of 20% per year over a period of five years.

Option Exercises and Fiscal 2004 Year-End Values

      The following table provides the specified information concerning exercises of options to purchase our common stock during the fiscal year ended April 30, 2004, and unexercised options held as of April 30, 2004, by the executive officers named in the Summary Compensation Table above.

Aggregate Option Exercises In Fiscal 2004 and Values at April 30, 2004

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The Money Options
	Acquired		Options at Fiscal Year End		at Fiscal Year End(1)
	on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)

Jerry S. Rawls	—	—	200,000	1,000,000	$8,000	$32,000
Fariba Danesh	—	—	280,000	1,220,000	151,500	606,000
Kevin Cornell	—	—	80,000	320,000	74,400	297,600
Frank H. Levinson	—	—	200,000	1,000,000	8,000	32,000
Stephen K. Workman	—	—	119,000	321,000	0	0

(1)	Based on a fair market value of $1.77, the closing price of our common stock on April 30, 2004, as reported by the Nasdaq National Market.

(2)	Stock options granted under the 1999 Stock Option Plan prior to our initial public offering of common stock in November 1999 are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by Finisar. Options granted after the date of our initial public offering under the 1999 Plan are generally not immediately exercisable at the date of grant and vest at the rate of 20% per year over a period of five years.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

      Jerry S. Rawls, Frank H. Levinson, David Buse, Kevin Cornell, Anders Olsson, Stephen K. Workman and Joseph A. Young are eligible to participate in the Finisar Executive Retention and Severance Plan. This plan provides that in the event of a qualifying termination each of the participating executives will be entitled to receive (i) a lump sum payment equal to two years’ base salary (excluding bonus) and (ii) medical, dental and insurance coverage for two years, or reimbursement of premiums for COBRA continuation coverage during such period. A qualifying termination is defined as an involuntary termination other than for cause or a voluntary termination for good reason upon or within 18 months following a change in control, as such terms are defined in the executive severance plan. In addition, the plan provides that the vesting of stock options held by eligible officers will be accelerated as follows: (i) one year of accelerated vesting upon a change of control, if the options are assumed by a successor corporation, (ii) 100% accelerated vesting if the options are not assumed by a successor corporation, and (iii) 100% accelerated vesting upon a qualifying termination.

      Additionally, pursuant to the 1999 Stock Option Plan, upon a change in control, as defined therein, the vesting of options not assumed or substituted by the surviving corporation will accelerate and the options will become immediately exercisable and vested in full.

Compensation of Directors

      Non-employee directors receive an annual retainer of $17,500, $1,500 for attendance in person at each meeting of the board of directors or committee meeting (with meetings of the board of directors and all committees held within any 24 hour period considered to be a single meeting) and $500 for attendance at such meetings via telephone. In addition, members of the Audit Committee receive an annual retainer of $5,000, and the Chairman of the Audit Committee receives $2,500 for annual service in such capacity. Non-employee directors are also eligible to receive stock options. We reimburse directors for their reasonable expenses incurred in attending meetings of the board of directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee for fiscal 2004 was composed of Michael C. Child and Roger C. Ferguson. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Certain Relationships and Related Transactions

      In March 1999, we granted Mr. Workman an option to purchase an aggregate of 200,000 shares of common stock, with an exercise price of $1.31 per share. Mr. Workman exercised this option in full in April 1999. The exercise price was paid by Mr. Workman by delivery to us of a promissory note in the principal amount of $252,000 bearing interest at the rate of 6% per annum, which was collateralized by shares of our common stock owned by Mr. Workman. This promissory note was paid in full in May 2004.

      Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, is a member of the board of directors of Fabrinet, Inc. In June 2000, we entered into a volume supply agreement with Fabrinet under which Fabrinet serves as a contract manufacturer for us. In addition, Fabrinet purchases certain products from us. During the fiscal year ended April 30, 2004, we made payments of approximately $42.4 million to Fabrinet and Fabrinet made payments of approximately $2.1 million to us.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Finisar with copies of all Section 16(a) forms filed by such person.

      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, during the fiscal year ended April 30, 2004 we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that one statement of changes in beneficial ownership for each of Fariba Danesh, Frank H. Levinson, Jerry S. Rawls and Stephen K. Workman, each reporting one transaction, were filed late.

EQUITY COMPENSATION PLAN INFORMATION

      We currently maintain three compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 1999 Stock Option Plan and the Purchase Plan, which have been approved by our stockholders, and the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”), which has not been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 30, 2004:

Number of Shares
Remaining
	Number of Shares		Available for
	to Be Issued		Future Issuance
	Upon Exercise of		Under Equity
	Outstanding	Weighted-Average	Compensation
	Options,	Exercise Price of	Plans (Excluding
	Warrants and	Outstanding Options,	Shares Reflected
	Rights	Warrants and Rights	in Column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	41,057,605	$2.55	5,694,869 (2)
Equity compensation plan not approved by stockholders	3,354,876	$3.90	2,199,770

(1)	The information presented in this table excludes options assumed by Finisar in connection with acquisitions of other companies. As of April 30, 2004, 124,660 shares of our common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $2.11 per share.

(2)	Includes 750,086 shares that are reserved for issuance under the Purchase Plan.

Option Exchange Program

      On November 8, 2002, we announced that our board of directors had approved a voluntary stock option exchange program for eligible option holders. Under the program, eligible holders of Finisar’s options who elected to participate had the opportunity to tender for cancellation outstanding options in exchange for new options to be granted on a future date that is at least six months and one day after the date of cancellation. Members of our board of directors were not eligible to participate in the program. The option exchange program terminated on December 17, 2002. As of that date, holders of options to purchase an aggregate of 11,816,890 shares of common stock tendered their options for cancellation.

      On June 19, 2003, new options to purchase an aggregate of 11,144,690 shares of common stock were granted at an exercise price of $1.80 per share, the closing price for our common stock on that date. Each new option preserves the vesting schedule and the vesting commencement date of the option it replaced.

Material Features of the 2001 Nonstatutory Stock Option Plan

      As of April 30, 2004, 5,554,646 shares of our common stock were reserved for issuance under the 2001 Plan. The 2001 Plan was adopted by our board on February 16, 2001 and provides for the granting of nonstatutory stock options to employees and consultants with an exercise price per share not less than 85% of the fair market value of our common stock on the date of grant. However, no person is eligible to be granted an option under the 2001 Plan whose eligibility would require approval of the 2001 Plan by our stockholders. Options granted under the 2001 Plan generally have a ten-year term and vest at the rate of 20% of the shares on the first anniversary of the date of grant and 20% of the shares each additional year thereafter until fully vested. Some of the options that have been granted under the 2001 Plan are subject to full acceleration of vesting in the event of a change in control of Finisar.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Compensation Philosophy

      The goals of our compensation policy are to attract, retain and reward executive officers who contribute to our overall success by offering compensation that is competitive in the networking industry, to motivate executives to achieve our business objectives and to align the interests of officers with the long-term interests of stockholders. We currently use salary, bonuses and stock options to meet these goals.

Forms of Compensation

      We provide our executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

      Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the networking industry for individuals of similar education and background to the executive officers being recruited. We also give consideration to the individual’s experience, reputation in his or her industry and expected contributions to Finisar. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee’s determination that the individual’s level of contribution to Finisar has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

      Bonuses. It is our policy that a substantial component of each officer’s potential annual compensation take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer’s individual performance objectives. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

      Long-Term Incentives. Longer term incentives are provided through stock options, which reward executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities, historical and expected contributions to Finisar, and the officer’s existing stock ownership and previous option grants, with primary weight given to the executive officers’ relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Finisar may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the 1999 Stock Option Plan generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

2004 Compensation

      Compensation for our Chief Executive Officer and other executive officers for fiscal 2004 was set according to the established compensation policy described above. At the end of fiscal 2004, we determined that no performance bonuses would be paid to our executive officers; however, we approved the reversal of a 10% salary reduction for the Chief Executive Officer and certain other executive officers that had been in effect since 2002, such reversal to be effective as of May 1, 2004.

COMPENSATION COMMITTEE

Michael C. Child
Roger C. Ferguson
Larry D. Mitchell

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee currently consists of three directors, each of whom, in the judgment of the Board, is “independent” as defined under the listing standards for Nasdaq. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

      The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by Finisar to any governmental body or to the public, and on Finisar’s compliance with legal and regulatory requirements. Consistent with these functions, the Audit Committee encourages continuous improvement of, and fosters adherence to, Finisar’s financial policies, procedures and practices at all levels.

      The Audit Committee is responsible for retaining Finisar’s independent public accountants, evaluating their independence, qualifications and performance and approving in advance the engagement of the independent public accounting firm for all audit and non-audit services. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with applicable laws and regulations. Finisar’s independent public accountants are responsible for auditing the financial statements. The Audit Committee meets with such independent public accountants and management to review the scope and the results of the annual audit, Finisar’s audited financial statements and other related matters as set forth in the charter. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and the Audit Committee’s role does not include providing to stockholders, or others, special assurances regarding such matters.

      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Finisar that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, which relates to the auditors’ independence from Finisar and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      The Audit Committee has reviewed and discussed Finisar’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Finisar’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of Finisar’s financial statements. In addition, the Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP’s audit, the result of their examinations, their evaluations of Finisar’s internal controls and the overall quality of Finisar’s financial reporting.

      Based on the review and discussions referred to above, the Audit Committee recommended to Finisar’s Board of Directors that Finisar’s audited financial statements be included in Finisar’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

AUDIT COMMITTEE

Michael C. Child
Roger C. Ferguson
Larry D. Mitchell

      The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Finisar under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Finisar specifically incorporates such information by reference.

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for the Nasdaq Stock Market and the Amex Networking Index for the period commencing on November 12, 1999 and ending on April 30, 2004.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM

NOVEMBER 12, 1999 THROUGH APRIL 30, 2004(1):
FINISAR, NASDAQ INDEX AND AMEX NETWORKING INDEX

	November 12,	April 28,	April 30,	April 30,	April 30,	April 30,
	1999	2000	2001	2002	2003	2004

Finisar	$100.00	$589.00	$236.05	$100.91	$14.69	$27.96
Nasdaq Index	$100.00	$119.13	$65.09	$52.41	$45.80	$59.86
NWX	$100.00	$139.61	$61.14	$29.33	$22.05	$32.19

(1)	Assumes that $100.00 was invested on November 12, 1999, at the offering price on the date of our initial public offering, in our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

      We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

OTHER MATTERS

      At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the annual meeting of stockholders of Finisar other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

STEPHEN K. WORKMAN
Secretary

March      , 2005

APPENDIX A

FINISAR CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

I.	Statement of Policy

      This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Finisar Corporation (the “Company”) and the manner in which those responsibilities shall be performed, including the Committee’s structure, processes and membership requirements.

      The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (the “SEC”).

      The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or other services for the Company. The Committee, at its discretion, has the authority to initiate special investigations and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary, to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.	Organization and Membership Requirements

      The Committee shall be comprised of three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market. In addition, the Committee shall not include any member who:

•	accepts any consulting, advisory, or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board;

•	has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; or

•	is an affiliated person of the Company or any subsidiary of the Company, as defined by the rules of the SEC.

      Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in the member being financially sophisticated. Such experience may include being, or having been, a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member shall be a financial expert, as determined by the Board in accordance with the rules of the SEC. No Committee member shall simultaneously serve on the audit committee of more than three public companies.

      The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman of the Committee is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	Meetings

      The Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate, but at least quarterly. The Committee shall meet with the Company’s independent auditor and management on a quarterly basis to review the Company’s financial statements, financial reports and other public disclosure of the Company’s financial condition and results of operations. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.	Committee Authority and Responsibilities

      A. Oversight of the Company’s Independent Auditor

      The Committee shall:

1. Be solely responsible for the appointment, compensation and retention of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work and shall be directly involved in the oversight of such engagement (including resolution of any disagreements between management and the independent auditor regarding financial reporting) and shall assure that each independent auditor shall report directly to the Committee.

2. Periodically review and discuss with the independent auditor (i) the matters specified by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

3. Obtain and review annually a report from the independent auditor describing (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

4. Evaluate annually the qualifications, performance and independence of the independent auditor, including whether the independent auditor’s quality control procedures are adequate, the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, and report to the Board on its conclusions, together with any recommendations for additional action.

5. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years and consider issues related to the timing of such rotation and the transition to new lead and reviewing partners.

6. Approve in advance the engagement of the independent auditing firm for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting.

7. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

8. Approve as necessary the termination of the engagement of the independent auditor and select a replacement independent auditor.

9. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company.

10. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

      B. Review of Financial Reporting Policies and Processes

      To fulfill its responsibilities and duties, to the extent that it deems necessary or appropriate, and in addition to the items described above, the Committee shall:

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in connection with the Company’s annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements and the Company’s disclosure under “Management’s Discussion and Analysis of Results of Operation” appearing in the Company’s periodic reports.

4. Review and discuss with management press releases regarding the Company’s financial results and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

5. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

6. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), and review annually with the independent auditor the attestation to and report on, the assessment made by management, and consider whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s report.

7. Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

8. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

9. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

10. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

      C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

      To further fulfill its responsibilities and duties, and in addition to the items described above, the Committee shall:

1. Review with the chief executive officer and chief financial officer of the Company any report on significant deficiencies in the design or operation of Internal Controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2. Review and approve any transactions between the Company and any related parties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. Adopt a Code of Conduct for all employees and directors which meets the requirements of Item 406 of Regulation S-K, and provide for prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically, recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

5. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

6. Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Prepare the Committee’s report required by the rules of the SEC to be included in the Company’s annual proxy statement.

8. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

9. Review and reassess this Charter’s adequacy at least annually.

FINISAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
______________, 2005

     The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the “Company”) to be held at the offices of DLA Piper Rudnick Gray Cary US LLP, 2000 University Avenue, East Palo Alto, California on    , 2005 at 10:00 a.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

FINISAR CORPORATION

______________, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Ú Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. Ú

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. EACH PROPOSAL IS INDEPENDENT AND THE APPROVAL OF NO PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect one Class II director to hold office for a three-year term and until his or her successor is elected and qualified;

NOMINEE:
☐	FOR THE NOMINEE	O	Frank H. Levinson
☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000;	☐	☐	☐

3.	To approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,750,000 shares to 13,750,000 shares, to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the plan from 750,000 to 1,000,000 shares and adoption of the International Employee Stock Purchase Plan;	☐	☐	☐

4.	To consider, approve and ratify the appointment of Ernst &Young LLP as our independent auditors for the fiscal year ending April 30,2005; and	☐	☐	☐

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, OR VOTE BY USING THE TELEPHONE OR INTERNET, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.